UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2009

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 14, 2009 United Technologies Corporation (the “Company”) announced the retirement of George A. L. David as Chairman of the Board of Directors, effective December 31, 2009. The Board elected Louis R. Chênevert, Director and Chief Executive Officer, to succeed Mr. David as Chairman of the Board, effective January 1, 2010. Mr. David’s retirement from the Company in his executive capacity will be effective November 30, 2009. A copy of the Company’s press release announcing Mr. David’s retirement and the election of Mr. Chênevert to Chairman of the Board is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

(e) Following his retirement from the Board of Directors, Mr. David will serve as a consultant to the Company for a one year term, providing support on strategic issues and customer relationships. This arrangement will provide for a fixed retainer fee of $500,000, reimbursement of expenses, administrative support and access to Company aircraft for business related travel. The Company also has agreed to provide Mr. David with office space and administrative support for three years following his retirement from the Board of Directors.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated October 14, 2009, issued by United Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: October 16, 2009	By:	/S/ KATHLEEN M. HOPKO
Kathleen M. Hopko
Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release dated October 14, 2009, issued by United Technologies Corporation.

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